Exhibit 99.1
Conn’s, Inc. Reports First Quarter Fiscal Year 2021 Financial Results

THE WOODLANDS, Texas, June 9, 2020 - Conn’s, Inc. (NASDAQ: CONN) (“Conn’s” or the “Company”), a specialty retailer of furniture and mattresses, home appliances, consumer electronics and home office products, and provider of consumer credit, today announced its financial results for the quarter ended April 30, 2020.
“Our response to the COVID-19 pandemic is focused on protecting the health and safety of our employees and customers, while providing essential home goods and financial products to our communities. As an essential business, we have maintained store operations throughout the COVID-19 pandemic through a mix of modified operating hours and enhanced employee programs, including temporarily increasing hourly wages by $2 per hour to support our front-line employees and implementing a work from home program for our corporate teams, so that we may continue to assist our customers get the goods they need to shelter-in-place. In addition, we have implemented payment deferral programs to provide relief to credit customers who were economically impacted by COVID-19,” stated Norm Miller, Conn’s Chairman and Chief Executive Officer. “The diversity of our retail products, financial offerings and distribution channels and resiliency of our associates allowed us to quickly respond to rapidly evolving market dynamics.”
“Our first quarter results reflect an increase in our allowance for bad debts of $65.5 million, or $1.76 per diluted share, associated with accounting for the COVID-19 pandemic under the new CECL accounting methodology. Despite the loss we recorded for the three months ended April 30, 2020, we generated operating cash flows of $152.5 million, an increase of over 200% from the prior fiscal year period. We also recently amended our revolving credit facility to help navigate the COVID-19 crisis and had total cash and available liquidity at June 5, 2020 of over $295.0 million.”
“While the near term remains uncertain as a result of the COVID-19 pandemic, we believe we will benefit from the investments we have made to our business over the past four years, our experienced management team and the diversity of our retail and financial products. I also want to thank all of our associates for their continued dedication serving our customers through these uncertain times,” concluded Mr. Miller.
First quarter of fiscal year 2021 highlights include:

•	The majority of Conn’s showrooms remained open during the first quarter, and all showrooms are currently open

•
Retail sales were negatively impacted by more stringent underwriting standards, reduced store hours, social distancing programs limiting the number of sales associates and in-store customers and lower sales of discretionary categories

•
E-commerce sales increased over 700% to $5.4 million year-over-year as we were able to support higher demand for online and mobile purchases as a result of last year’s launch of our new e-commerce platform

•	Total credit applications increased 14.2% to 295,551 applications in the first quarter driven by strength in online applications

•
The balance of sale for Conn’s third-party financing and lease-to-own plans increased from the prior fiscal year demonstrating the Company’s diverse credit offerings and reflecting tighter underwriting of Conn’s in-house financing

•	Consolidated SG&A expenses declined 4.2% from the first quarter in the prior fiscal year, as a result of recent cost saving initiatives

First Quarter Results
Net loss for the three months ended April 30, 2020 was $56.2 million, or $1.95 per diluted share, compared to net income for the three months ended April 30, 2019 of $19.5 million, or $0.60 per diluted share. On a non-GAAP basis, adjusted net loss for the three months ended April 30, 2020 was $54.6 million, or $1.89 per diluted share, which excludes professional fees associated with non-recurring expenses relating to fiscal year 2020. This compares to adjusted net income for the three months ended April 30, 2019 of $19.0 million, or $0.58 per diluted share, which excludes a gain from increased sublease income related to the consolidation of our corporate headquarters.
Retail Segment First Quarter Results
Retail revenues were $230.6 million for the three months ended April 30, 2020 compared to $262.2 million for the three months ended April 30, 2019, a decrease of $31.6 million or 12.1%. The decrease in retail revenue was primarily driven by a decrease in same store sales of 17.6%, partially offset by new store growth. The decrease in same store sales reflects more stringent underwriting standards, reductions in store hours, state mandated stay-at-home orders and lower sales of discretionary categories as a result of the COVID-19 pandemic.
For the three months ended April 30, 2020 and 2019, retail segment operating income was $5.2 million and $25.9 million, respectively. On a non-GAAP basis, adjusted retail segment operating income for the three months ended April 30, 2020 was $5.2 million. On a non-GAAP basis, adjusted retail segment operating income for the three months ended April 30, 2019 was $25.2 million after excluding a gain from increased sublease income related to the consolidation of our corporate headquarters.
The following table presents net sales and changes in net sales by category:

	Three Months Ended April 30,						Same Store
(dollars in thousands)	2020	% of Total	2019	% of Total	Change	% Change	% Change
Furniture and mattress	$68,893	29.9%	$88,364	33.7%	$(19,471)	(22.0)%	(26.9)%
Home appliance	81,285	35.3	77,290	29.5	3,995	5.2	(1.7)
Consumer electronics	35,776	15.5	49,649	19.0	(13,873)	(27.9)	(33.5)
Home office	17,366	7.5	15,706	6.0	1,660	10.6	3.1
Other	3,878	1.8	3,436	1.3	442	12.9	7.0
Product sales	207,198	90.0	234,445	89.5	(27,247)	(11.6)	(17.5)
Repair service agreement commissions (1)	20,101	8.7	24,024	9.2	(3,923)	(16.3)	(18.4)
Service revenues	3,031	1.3	3,510	1.3	(479)	(13.6)
Total net sales	$230,330	100.0%	$261,979	100.0%	$(31,649)	(12.1)%	(17.6)%
(1) The total change in sales of repair service agreement commissions includes retrospective commissions, which are not reflected in the change in same store sales.
Credit Segment First Quarter Results
Credit revenues were $86.6 million for the three months ended April 30, 2020 compared to $91.3 million for the three months ended April 30, 2019, a decrease of $4.7 million or 5.1%. The decrease in credit revenue was primarily due to higher charge offs and a decrease in insurance retrospective income, partially offset by higher blended weighted average rates across the customer accounts receivable portfolio.
Provision for bad debts increased to $117.2 million for the three months ended April 30, 2020 from $39.9 million for the three months ended April 30, 2019, an increase of $77.3 million. The year-over-year increase was primarily driven by an increase in the allowance for bad debts of $65.5 million due to an increase in forecasted unemployment rates stemming from the COVID-19 pandemic and an increase in charge-offs of $10.8 million.
Credit segment operating loss was $67.5 million for the three months ended April 30, 2020, compared to $13.1 million for the three months ended April 30, 2019.  On a non-GAAP basis, adjusted credit segment operating loss for the three months ended April 30, 2020 was $65.4 million after excluding professional fees associated with non-recurring expenses relating to fiscal year 2020. On a non-GAAP basis, adjusted credit segment operating income for the three months ended April 30, 2019 was $13.1 million.
Additional information on the credit portfolio and its performance may be found in the Customer Accounts Receivable Portfolio Statistics table included within this press release and in the Company’s Form 10-Q for the quarter ended April 30, 2020, to be filed with the Securities and Exchange Commission on June 9, 2020 (the “First Quarter Form 10-Q”).

Showroom and Facilities Update
The Company opened two new Conn’s HomePlus® showrooms during the first quarter of fiscal year 2021, bringing the total showroom count to 139 in 14 states. During fiscal year 2021, the Company plans to open a total of six to eight new showrooms in existing states to leverage current infrastructure.
Liquidity and Capital Resources
As of April 30, 2020, the Company had $151.7 million of immediately available borrowing capacity under its $650.0 million revolving credit facility. The Company also had $287.3 million of unrestricted cash available for use.
On March 18, 2020, the Company completed the borrowing of an additional $275.0 million under its $650.0 million revolving credit facility as a precautionary measure to increase its cash position and maintain financial flexibility in response to the COVID-19 pandemic.
On June 5, 2020 we entered into the third amendment to our revolving credit facility (the “Third Amendment”). The Third Amendment waived the interest coverage covenants beginning with the first quarter of fiscal year 2021 and continuing until the date on which the Company delivers financial statements and a compliance certificate for the fourth quarter of fiscal year 2021. Additional detail with respect to the Third Amendment may be found in the First Quarter Form 10-Q.
Conference Call Information
The Company will host a conference call on June 9, 2020, at 10 a.m. CT / 11 a.m. ET, to discuss its three months ended April 30, 2020 financial results. Participants can join the call by dialing 877-451-6152 or 201-389-0879. The conference call will also be broadcast simultaneously via webcast on a listen-only basis. A link to the earnings release, webcast and first quarter fiscal year 2021 conference call presentation will be available at ir.conns.com.
Replay of the telephonic call can be accessed through June 16, 2020 by dialing 844-512-2921 or 412-317-6671 and Conference ID: 13702839.
About Conn’s, Inc.
Conn’s is a specialty retailer currently operating 139 retail locations in Alabama, Arizona, Colorado, Georgia, Louisiana, Mississippi, Nevada, New Mexico, North Carolina, Oklahoma, South Carolina, Tennessee, Texas and Virginia. The Company’s primary product categories include:

•	Furniture and mattress, including furniture and related accessories for the living room, dining room and bedroom, as well as both traditional and specialty mattresses;

•	Home appliance, including refrigerators, freezers, washers, dryers, dishwashers and ranges;

•	Consumer electronics, including LED, OLED, QLED, 4K Ultra HD, 8K and smart televisions, gaming products and home theater and portable audio equipment; and

•	Home office, including computers, printers and accessories.
Additionally, Conn’s offers a variety of products on a seasonal basis. Unlike many of its competitors, Conn’s provides flexible in-house credit options for its customers in addition to third-party financing programs and third-party lease-to-own payment plans.
This press release contains forward-looking statements within the meaning of the federal securities laws, including but not limited to, the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Such forward-looking statements include information concerning our future financial performance, business strategy, plans, goals and objectives. Statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “predict,” “will,” “potential,” or the negative of such terms or other similar expressions are generally forward-looking in nature and not historical facts. Such forward-looking statements are based on our current expectations. We can give no assurance that such statements will prove to be correct, and actual results may differ materially. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by our forward-looking statements, including, but not limited to: general economic conditions impacting our customers or potential customers; our ability to execute periodic securitizations of future originated customer loans on favorable terms; our ability to continue existing customer financing programs or to offer new customer financing programs; changes in the delinquency status of our credit portfolio; unfavorable developments in ongoing litigation; increased regulatory oversight; higher than anticipated net charge-offs in the credit portfolio; the success of our planned opening of new stores; technological and market developments and sales trends for our major product offerings; our ability to manage effectively the selection of our major product offerings; our ability to protect against cyber-attacks or data security breaches and to protect the integrity and security of individually identifiable data of our customers and employees; our ability to fund our operations, capital expenditures, debt repayment and expansion from cash flows from operations, borrowings from our revolving credit facility, and proceeds from accessing debt or equity markets; the effects of epidemics or pandemics, including the COVID-19 outbreak; the impact of the restatement and correction of the Company’s previously issued financial statements; the identified weakness in the Company’s internal control over financial reporting and the Company’s ability to remediate that material weakness; the initiation of legal or regulatory proceedings with respect to the restatement and corrections; the adverse effects on the Company’s business, results of operations, financial condition and stock price as a result of the restatement and correction process; and other risks detailed in Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the fiscal year ended January 31, 2020 and other reports filed with the Securities and Exchange Commission. If one or more of these or other risks or uncertainties materialize (or the consequences of such a development changes), or should our underlying assumptions prove incorrect, actual outcomes may vary materially from those reflected in our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise, or to provide periodic updates or guidance. All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.
CONN-G
S.M. Berger & Company
Andrew Berger (216) 464-6400

CONN’S, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended April 30,
	2020	2019
Revenues:
Total net sales	$230,330	$261,979
Finance charges and other revenues	86,830	91,533
Total revenues	317,160	353,512
Costs and expenses:
Cost of goods sold	147,014	157,228
Selling, general and administrative expense	113,007	117,914
Provision for bad debts	117,326	40,046
Charges and credits	2,055	(695)
Total costs and expenses	379,402	314,493
Operating income (loss)	(62,242)	39,019
Interest expense	14,993	14,497
Income (loss) before income taxes	(77,235)	24,522
Provision (benefit) for income taxes	(21,033)	5,013
Net income (loss)	$(56,202)	$19,509
Income (loss) per share:
Basic	$(1.95)	$0.61
Diluted	$(1.95)	$0.60
Weighted average common shares outstanding:
Basic	28,822,396	31,882,003
Diluted	28,822,396	32,443,884

CONN’S, INC. AND SUBSIDIARIES
CONDENSED RETAIL SEGMENT FINANCIAL INFORMATION
(unaudited)
(dollars in thousands)

	Three Months Ended April 30,
	2020	2019
Revenues:
Product sales	$207,198	$234,445
Repair service agreement commissions	20,101	24,024
Service revenues	3,031	3,510
Total net sales	230,330	261,979
Finance charges and other	235	202
Total revenues	230,565	262,181
Costs and expenses:
Cost of goods sold	147,014	157,228
Selling, general and administrative expense	78,174	79,622
Provision for bad debts	168	129
Charges and credits	—	(695)
Total costs and expenses	225,356	236,284
Operating income	$5,209	$25,897
Retail gross margin	36.2%	40.0%
Selling, general and administrative expense as percent of revenues	33.9%	30.4%
Operating margin	2.3%	9.9%
Store count:
Beginning of period	137	123
Opened	2	4
End of period	139	127

CONN’S, INC. AND SUBSIDIARIES
CONDENSED CREDIT SEGMENT FINANCIAL INFORMATION
(unaudited)
(dollars in thousands)

	Three Months Ended April 30,
	2020	2019
Revenues:
Finance charges and other revenues	$86,595	$91,331
Costs and expenses:
Selling, general and administrative expense	34,833	38,292
Provision for bad debts	117,158	39,917
Charges and credits	2,055	—
Total costs and expenses	154,046	78,209
Operating income (loss)	(67,451)	13,122
Interest expense	14,993	14,497
Loss before income taxes	$(82,444)	$(1,375)
Selling, general and administrative expense as percent of revenues	40.2%	41.9%
Selling, general and administrative expense as percent of average outstanding customer accounts receivable balance (annualized)	8.9%	9.8%
Operating margin	(77.9)%	14.4%

CONN’S, INC. AND SUBSIDIARIES
CUSTOMER ACCOUNTS RECEIVABLE PORTFOLIO STATISTICS
(unaudited)

	As of April 30,
	2020	2019
Weighted average credit score of outstanding balances (1)	587	591
Average outstanding customer balance	$2,676	$2,686
Balances 60+ days past due as a percentage of total customer portfolio carrying value (2)(3)(4)	13.3%	8.7%
Re-aged balance as a percentage of total customer portfolio carrying value (2)(3)(4)	32.3%	25.8%
Carrying value of account balances re-aged more than six months (in thousands) (3)	$115,830	$97,620
Allowance for bad debts and uncollectible interest as a percentage of total customer accounts receivable portfolio balance	26.2%	13.5%
Percent of total customer accounts receivable portfolio balance represented by no-interest option receivables	17.3%	23.6%

	Three Months Ended April 30,
	2020	2019
Total applications processed	295,551	258,787
Weighted average origination credit score of sales financed (1)	609	608
Percent of total applications approved and utilized	22.3%	27.6%
Average income of credit customer at origination	$45,800	$45,200
Percent of retail sales paid for by:
In-house financing, including down payments received	63.3%	68.2%
Third-party financing	17.1%	16.1%
Third-party lease-to-own option	8.5%	8.4%
	88.9%	92.7%

(1)	Credit scores exclude non-scored accounts.

(2)	Accounts that become delinquent after being re-aged are included in both the delinquency and re-aged amounts.

(3)
Carrying value reflects the total customer accounts receivable portfolio balance, net of deferred fees and origination costs, the allowance for no-interest option credit programs and the allowance for uncollectible interest.

(4)	Increase was primarily driven by higher risk loans originated during the first half of fiscal year 2020 and an increase in new customer mix.

CONN’S, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	April 30, 2020	January 31, 2020

Assets
Current Assets:
Cash and cash equivalents	$287,337	$5,485
Restricted cash	73,455	75,370
Customer accounts receivable, net of allowances	548,169	673,742
Other accounts receivable	52,864	68,753
Inventories	204,923	219,756
Income taxes receivable	22,397	4,315
Prepaid expenses and other current assets	7,725	11,445
Total current assets	1,196,870	1,058,866
Long-term portion of customer accounts receivable, net of allowances	530,385	663,761
Property and equipment, net	186,655	173,031
Operating lease right-of-use assets	264,230	242,457
Deferred income taxes	46,746	18,599
Other assets	12,400	12,055
Total assets	$2,237,286	$2,168,769
Liabilities and Stockholders’ Equity
Current liabilities:
Current finance lease obligations	$772	$605
Accounts payable	61,437	48,554
Accrued expenses	75,395	63,090
Operating lease liability - current	31,367	35,390
Other current liabilities	16,408	14,631
Total current liabilities	185,379	162,270
Operating lease liability - non current	355,868	329,081
Long-term debt and finance lease obligations	1,172,987	1,025,535
Other long-term liabilities	27,243	24,703
Total liabilities	1,741,477	1,541,589
Stockholders’ equity	495,809	627,180
Total liabilities and stockholders’ equity	$2,237,286	$2,168,769

CONN’S, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(unaudited)
(dollars in thousands, except per share amounts)

Basis for presentation of non-GAAP disclosures:

To supplement the Condensed Consolidated Financial Statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company also provides the following non-GAAP financial measures: adjusted retail segment operating income, adjusted retail segment operating margin, adjusted credit segment operating income (loss), adjusted credit segment operating margin, adjusted net income (loss), and adjusted net income (loss) per diluted share. These non-GAAP financial measures are not meant to be considered as a substitute for, or superior to, comparable GAAP measures and should be considered in addition to results presented in accordance with GAAP. They are intended to provide additional insight into our operations and the factors and trends affecting the business. Management believes these non-GAAP financial measures are useful to financial statement readers because (1) they allow for greater transparency with respect to key metrics we use in our financial and operational decision making and (2) they are used by some of our institutional investors and the analyst community to help them analyze our operating results.

RETAIL SEGMENT ADJUSTED OPERATING INCOME AND RETAIL SEGMENT ADJUSTED OPERATING MARGIN

	Three Months Ended April 30,
	2020	2019
Retail segment operating income, as reported	$5,209	$25,897
Adjustments:
Facility relocation costs (1)	—	(695)
Retail segment operating income, as adjusted	$5,209	$25,202
Retail segment total revenues	$230,565	$262,181
Retail segment operating margin:
As reported	2.3%	9.9%
As adjusted	2.3%	9.6%

(1)	Represents a gain from increased sublease income related to the consolidation of our corporate headquarters.

CREDIT SEGMENT ADJUSTED OPERATING INCOME (LOSS) AND CREDIT SEGMENT ADJUSTED OPERATING MARGIN

	Three Months Ended April 30,
	2020	2019
Credit segment operating income (loss), as reported	$(67,451)	$13,122
Adjustments:
Professional fees (1)	2,055	—
Credit segment operating income (loss), as adjusted	$(65,396)	$13,122
Credit segment total revenues	$86,595	$91,331
Credit segment operating margin:
As reported	(77.9)%	14.4%
As adjusted	(75.5)%	14.4%

(1)	Represents professional fees associated with non-recurring expenses relating to fiscal year 2020.

ADJUSTED NET INCOME AND ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE

	Three Months Ended April 30,
	2020	2019
Net income (loss), as reported	$(56,202)	$19,509
Adjustments:
Facility relocation costs (1)	—	(695)
Professional fees (2)	2,055	—
Tax impact of adjustments	(461)	156
Net income (loss), as adjusted	$(54,608)	$18,970
Weighted average common shares outstanding - Diluted	28,822,396	32,443,884
Earnings (loss) per share:
As reported	$(1.95)	$0.60
As adjusted	$(1.89)	$0.58

(1)	Represents a gain from increased sublease income related to the consolidation of our corporate headquarters.

(2)	Represents professional fees associated with non-recurring expenses relating to fiscal year 2020.